UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in charter)

NEVADA	333-72230	88-0475757
(State of incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

8150 N. Central Expy., Suite 1800
Dallas, TX	75206
(Address of Principal Executive	(Zip Code)
Office)

Registrant’s telephone number, including area code: (512) 417-1742

ROYAL PHOENIX
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2005, the Registrant entered into a Share Purchase Agreement with Holywell Technological Investments Ltd. and First Finance Limited (collectively, the “Sellers”) pursuant to which the Registrant acquired all of the issued and outstanding securities of Erath Energy Inc. (“EEI”) from the Sellers. EEI is a Delaware corporation, the sole assets of which consist of certain oil and gas leasehold interests located in Erath County, Texas, and cash. The Registrant is related to EEI by a common director.

See item 2.01 below for particulars of the transactions.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2005, the Registrant acquired all of the issued and outstanding shares of Erath Energy Inc., a Delaware corporation pursuant to a Share Purchase Agreement dated May 31, 2005, between the Registrant and Holywell Technological Investments Ltd. and First Finance Limited.

The assets of EEI consist of certain oil and gas leasehold interests located in Erath County, Texas, comprising 10,482 gross acres, more or less, and cash.

As consideration for the acquisition, the Registrant issued to the Sellers an aggregate of 318,000 shares of common stock. The Sellers have the option to repurchase the shares of EEI from the Registrant in the event that the Registrant does not close a financing with minimum gross proceeds to the Registrant of at least $5,000,000 at a price per share not less than $5.00 on or before July 31, 2005 by surrendering the 318,000 shares to the Registrant. In addition, the Registrant covenanted to cause its outstanding common stock to be forward split on the basis of five shares for each one outstanding common share.

The Registrant and EEI are related by a common director. The amount of consideration paid for the acquisition of EEI was determined by utilizing the paid up share capital of EEI to date, without mark-up ($1,590,000) settled by the issuance of common stock at a price of $5.00 per share.

Item 3.02 Unregistered Sale of Equity Securities

The common shares described in Item 2.01 was offered and sold to the Sellers in an offshore transaction made in reliance upon the exemption from registration provided by Regulation S as the Sellers are not US Persons (as that term is defined in Regulation S).

Item 8.01 Other Items

The Registrant has undertaken a private placement up to 1,000,000 units (the “Units”) at a price of $10.00 per Unit for gross proceeds to the Registrant of up to $10,000,000, each Unit consisting of eight post split-shares of the Registrant’s common stock (each a “Unit Share”) and four non-transferable share purchase warrants (each a “Unit Warrant”) pursuant to the exemptions from registration provided by Regulation S promulgated under the United States Securities Act of 1933, subject to a minimum of 500,000 Units being subscribed for. Each whole Unit Warrant would entitle the holder thereof to purchase one additional post-split share of the Registrant’s common stock (a “Warrant Share”) at a price of $1.75 for a period of eighteen months from the date of issuance, subject to certain acceleration provisions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Exhibit Title of Description
Number
4.1	Share Purchase Agreement dated May 31, 2005, between the Registrant, Holywell Technological Investments Ltd. and First Finance Limited

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TERAX ENERGY, INC.

	By:	/s/ J. William Rhea, IV
J. William Rhea, IV
Chief Executive Officer

Date: June 1, 2005